UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2005

FLEXTRONICS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore	018989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 14, 2005, Messrs. Michael Moritz and Patrick Foley resigned from the Board of Directors of Flextronics International Ltd. (the “Company”).

(d) Also on October 14, 2005, Messrs. H. Raymond Bingham, Michael McNamara and Ajay Shah were appointed to the Company’s Board of Directors. None of the new directors has yet been appointed to serve on any committee of the Board of Directors.

Mr. Bingham served in a number of capacities with Cadence Design Systems, Inc., a supplier of electronic design automation software and services. He served Cadence as its Executive Chairman from May 2004 to July 2005, Director from November 1997 to April 2004, President and Chief Executive Officer from April 1999 to May 2004, and Executive Vice President and Chief Financial Officer from April 1993 to April 1999. Mr. Bingham also currently serves as a director of Freescale Semiconductor, Inc., KLA Tencor Corporation, and Oracle Corporation. Mr. Bingham has joined the Company’s Board as an independent director. There is no arrangement or understanding between Mr. Bingham and any other person pursuant to which Mr. Bingham was appointed as a director of the Company.

Mr. McNamara has served as Flextronics’s Chief Operating Officer since January 2002, and has been appointed to the position of Chief Executive Officer effective January 31, 2006. Mr. McNamara previously served as President, Americas Operations from April 1997 to December 2001, and as Vice President, North American Operations from April 1994 to April 1997. There is no arrangement or understanding between Mr. McNamara and any other person pursuant to which Mr. McNamara was appointed as a director of the Company.

Mr. Shah is the Managing Partner of Shah Capital Partners, a technology focused private equity firm. Previously, he served as Director of Solectron Corporation from 2002 through 2003 and as its Executive Vice President and President and Chief Executive Officer of its Technology Solutions business from 1999 until March 2002. Mr. Shah served as the President and Chief Executive Officer of SMART Modular Technologies, Inc. from 1989 through December 1999 at which time it was acquired by Solectron. Prior to co-founding SMART, Mr. Shah held strategic marketing management and product line management positions at Samsung Semiconductor, Inc. and Advanced Micro Devices. He is also a director of Moser Baer India and other privately held companies and organizations. Mr. Shah has joined the Company’s Board as an independent director. There is no arrangement or understanding between Mr. Shah and any other person pursuant to which Mr. Shah was appointed as a director of the Company.

On October 18, 2005, the Company issued a press release announcing the resignations and appointments, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

Exhibit
99.1	Press Release, dated October 18, 2005, issued by Flextronics International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flextronics International Ltd.

Date: October 20, 2005

	By:	/s/ Thomas J. Smach
Thomas J. Smach
Chief Financial Officer